EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Oakhurst Income & Growth Fund
File Number: 811-4728
Registrant CIK Number: 0000796298
Sub-Item 77Q3

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series 1
Class A $4488, Class B $135, and Class C $18.

73A1/73A2-Series 1
Class A $0.1180, Class B $0.0820, and Class C $0.0820

73B-Series 1
Class A $0.0000, Class B $0.0000, and Class C $0.0000

74U1/74U2- Series 1
Class A 37038, Class B 1516, and Class C 217

74V1/74V2- Series 1
Class A $9.01, Class B $9.07, and Class C $9.14